As filed with the Securities and Exchange Commission on March 21 , 2016

  Registration No. 333- 210157

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Giga-tronics Incorporated
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation or Organization)

94-2656341
(I.R.S. Employer Identification Number)

4650 Norris Canyon Road
San Ramon, CA 94583
(925) 328-4650
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Regazzi
Chief Executive Officer
Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA 94583
(925) 328-4650
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Thomas G. Reddy

Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center #1700

San Francisco, California 94111

(415) 434-9100

Fax (415) 403-6050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To be Registered (1)	Proposed maximum offering price per unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (4)

Common Stock, no par value (3)	2,787,872	$1.37	$3,819,384.64	$384.61
Common Stock , no par value, issuable upon exercise of warrants (3)	2,383,631	$1.37	$3,265,574.47	$328.84
TOTAL	5,171,503	$1.37	$7,084,959.11	$713.45

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices of our Common Stock of $1.37 on March 10, 2016, on the Nasdaq Capital Market pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(3)

Includes shares preferred stock purchase rights attached to each shares of common stock under a Rights Agreement between the issuer and American Stock Transfer & Trust Company, LLC dated as of January 23, 2013.

(4)	Paid with initial filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 21 , 2016

PRELIMINARY PROSPECTUS

GIGA-TRONICS INCORPORATED

5,171,503 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time of our common stock by the selling shareholders named in this prospectus. The prospectus relates to 2,787,872 shares of common stock currently held by the selling shareholders and 2,383,631 shares of common stock that the selling shareholders have the right to acquire upon exercise of warrants held by the selling shareholders. The selling shareholders acquired the common stock and warrants in a private placement completed on January 29, 2016. We may refer to shares of our common stock as “common shares.”

Each shareholder and its successors, including transferees, which we collectively refer to as a “selling shareholder,” may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the common shares by the selling shareholders. The registration of the common shares does not necessarily mean that the selling shareholders will sell any of the common shares. The timing and amount of any sale are within the selling shareholders’ sole discretion, subject to certain restrictions. See “Plan of Distribution” for more information.

Our common stock is traded on the Nasdaq Capital Market under the symbol “GIGA.” On March 10, 2016, the closing price of our common stock on Nasdaq was $1.35 per share. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described under the caption “ Risk Factors ” beginning on page 5 of this prospectus and in the documents incorporated by reference herein.

Our principal executive offices are located at 4650 Norris Canyon Road, San Ramon, California, 94583, and our telephone number is (925) 328-4650. Our Internet address is http://www.gigatronics.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____ , 2016.

ABOUT THIS PROSPECTUS	4
SUMMARY	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	6
DESCRIPTION OF CAPITAL STOCK	7
USE OF PROCEEDS	9
PLAN OF DISTRIBUTION	9
SELLING SHAREHOLDERS	11
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

Whenever we refer to the “Company,” “we,” “our” or “us” in this prospectus, we mean Giga-tronics Incorporated and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean investors considering a purchase of the securities.

SUMMARY

The Company

Giga-tronics Incorporated includes the operations of the Giga-tronics Division and Microsource Inc. (Microsource), a wholly owned subsidiary of the Company.

●

The Giga-tronics Division designs, manufactures and markets a broad line of test and measurement equipment used in the development, test and maintenance of wireless communications products and systems, flight navigational equipment, electronic defense systems and automatic testing systems. These products are used primarily in the design, production, repair and maintenance of commercial telecommunications, radar and electronic warfare equipment.

●

Microsource develops and manufactures a broad line of YIG (Yttrium, Iron, Garnet) tuned oscillators, filters and microwave synthesizers, which are used by its customers in operational applications and in manufacturing a wide variety of microwave instruments and devices.

Giga-tronics was incorporated in the State of California on March 5, 1980. Our principal executive offices are located at 4650 Norris Canyon Road, San Ramon, California 94583, and our telephone number at that location is (925) 328-4650. Our website address is http://www.gigatronics.com.

Description of Private Placement

Common Stock and Warrants

On January 29, 2016, we completed the sale of 2,787,872 Units to approximately 20 private investors pursuant to a Securities Purchase Agreements entered into on January 19, 2016. Each Unit consisted of one share of common stock and a warrant to purchase 0.75 shares of common shares. The purchase price for each Unit was $1.24375. The portion of the purchase price attributable to the common shares included in each Unit was $1.15, the consolidated closing bid price for the Company’s common stock on January 15, 2016. The warrant price was $.09375 per Unit (equivalent to $0.125 per whole warrant share), with an exercise price of $1.15 per share. The term of the warrants is five years from the date of completion of the transaction. Emerging Growth Equities, Ltd received warrants to purchase 292,727 shares of common stock as part of its consideration for serving as placement agent in connection with the private placement.

  Investor Rights Agreement

Simultaneous with each sale of securities to the selling shareholders, we entered into an Investor Rights Agreement with each selling shareholder with certain registration rights with respect to the common shares underlying the securities. Among other things, the Investor Rights Agreement requires us to file one or more registration statements covering the common stock and common stock issuable upon the exercise of the warrants.

The Offering

The selling shareholders may offer their common shares from time to time through one or more underwriters, brokers or dealers on the Nasdaq Capital Market at market prices prevailing at the time of sale, in one or more negotiated transactions acceptable to such shareholder or in private transactions. We will not receive any proceeds from the sale of the common shares offered by this prospectus. However, we will receive proceeds in the event of a cash exercise of the warrants by the selling shareholders.

 RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Such risks and uncertainties include, among other things:

●	our potential inability to obtain necessary capital to finance our operations;

●	our potential inability to continue as a going concern if we are unable to generate earnings, maintain adequate liquidity or obtain additional financing in the future;

●	market demand for and our ability to deliver our new product platform;

●	our loss of AS9100C certification, which could result in a decrease in revenues if we are unable to regain such certification or comparable certification within a reasonable period;

●	our ability to remain listed for trading on the Nasdaq Capital Market;

●	U.S. and international general economic conditions;

●	our ability to develop competitive products in a market with rapidly changing technology and standards;

●	our dependence on the defense industry;

●	risks related to the volatility of the market price of our common stock;

●	changes in our credit profile;

●	a decline in demand for certain of the products we manufacture;

●	environmental, health and safety laws and regulations and the interpretation or implementation thereof;

●	potential product liability claims against us; and

●	the potential loss of key personnel.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward-looking statements” within the meaning of United States securities laws. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about general market conditions, financial performance, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to us.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. We undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in our common stock should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which is accessible on the SEC’s website at http://www.sec.gov

DESCRIPTION OF CAPITAL STOCK

General

We have 40,000,000 shares of authorized common stock, no par value, of which 9,304,703 (excluding 245,000 shares of unvested restricted stock) shares were outstanding as of March 10, 2016. We have 1,000,000 shares of authorized preferred stock, of which 250,000 are designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), none of which are outstanding; 10,000 are designated as Series B Preferred Stock of which 9,997 are outstanding; 3,500 shares of Series C Preferred Stock of which 3,424.65 are outstanding, and 6,000 shares of Series D Preferred Stock of which 5,111.86 are outstanding. Holders of our preferred stock are entitled to vote on an as-converted basis together with holders of our common stock on all matters submitted to a vote of shareholders. As of March 10, 2016, our executive officers and directors held options covering 1,381,500 shares of common stock which they had not yet exercised and 245,000 shares of unvested restricted stock. Based on information provided by our transfer agent, we had approximately 124 shareholders of record of our common stock at March 10, 2016. A significantly larger number of stockholders may be "street name" or beneficial holders, whose shares of record are held by banks, brokers and other financial institutions. As of March 10, 2016, we had outstanding warrants to purchase an aggregate 3,736,702 shares of our common stock, with a weighted-average exercise price of $1.35 per share.

Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all questions at the rate of one vote for each share. Shareholders may vote cumulatively in the election of directors. Under cumulative voting, every shareholder entitled to vote may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held or, the shareholder may distribute these votes on the same principle among as many candidates as the shareholder desires.

Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of shares of the Company, holders of common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.

Our common stock is subject and subordinate to any rights and preferences granted under our Articles of Incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under the Articles of Incorporation.

Subject to the participation rights of our outstanding preferred stock, our board of directors may declare dividends on our common stock out of the surplus or net profits as in their discretion may seem proper. During 2014 and 2015, we did not pay dividends on our common stock. To date, our policy has been to use our capital toward enhancement of our product position rather than paying dividends on our common stock.

The common shares offered by this prospectus and any related prospectus supplement are fully paid and non-assessable and do not have and are not subject to any preemptive or similar rights.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GIGA”.

Rights Plan and Series A Junior Participating Preferred Stock

We have adopted a shareholder rights plan. Under the plan, holders of common stock will have the right to purchase shares of our Series A Preferred Stock at a discount to market value if a third party acquires, or in some cases publicly announces an intention to acquire, 20% (44% in the case of Alara Capital AVI II, LLC (“Alara”) or its limited partner, Spring Mountain Capital, L.P.) or more of the outstanding common stock of the Company without the prior consent of our board of directors. Prior to the acquisition by a person or group of 20% or more of the outstanding common stock, these rights are redeemable for $0.001 per right at the option of our board of directors. These rights will expire on February 4, 2018.

Shares of Series A Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A Preferred Stock will generally be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 100 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per shares of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of a right should approximate the value of one share of common stock.

Our shareholder rights plan could make it more difficult for a third party to acquire control of the Company without the approval of the board of directors, even if our shareholders might benefit from the acquisition or otherwise favor the acquisition.

Series B Preferred Stock

We have 9,997 shares of our Series B Preferred Stock outstanding, all held by Alara. Each share of Series B Preferred Stock is convertible at the option of the holder into 100 shares of our common stock, subject to customary adjustments for stock splits, stock dividends, recapitalizations and similar transactions. Each share of Series B Preferred Stock has a liquidation preference of $231, which is equal to 105% of the purchase price. If we paid a dividend on our common stock prior to December 31, 2013, we would have been required to pay a dividend on the Series B Preferred Stock equal to 110% and if we pay a dividend on our common stock on or after December 31, 2013, we are required to pay a dividend on the Series B Preferred stock equal to 100% of the cash dividend that would be payable on the number of shares of common stock into which each share of Series B Preferred Stock is then convertible. The Series B Preferred Stock generally votes together with the common stock, the Series C Preferred Stock and the Series D Preferred Stock, on an as-converted basis, on each matter submitted to the vote or approval of the holders of common stock, and votes as a separate class with respect to certain actions that adversely affect the rights of the Series B Preferred Stock and on other matters as required by law.

Series C Preferred Stock

We have 3,424.65 shares of our Series C Preferred Stock outstanding, all held by Alara. Each share of Series C Preferred Stock is convertible at the option of the holder into 100 shares of our common stock, subject to adjustments for stock splits, stock dividends, recapitalizations and similar transactions. Each share of Series C Preferred Stock has a liquidation preference of approximately $146. If we paid a dividend on our common stock prior to January 1, 2014 or if we pay a dividend on our common stock on or after January 1, 2014, we are required to pay a dividend on the Series C Preferred Stock equal to 110% or 100%, respectively, of the cash dividend that would be payable on the number of shares of common stock into which each share of Series C Preferred Stock is then convertible. The Series C Preferred Stock generally votes on an as-converted basis together with our common stock, the Series B Preferred Stock and the Series D Preferred Stock on each matter submitted to the vote or approval of the holders of common stock, and would vote as a separate class with respect to certain actions that adversely affect the rights of the Series C Preferred Stock and on other matters as required by law.

Series D Preferred Stock

We have 5,111.86 of Series D Preferred Stock outstanding, all held by Alara. Each share of Series D Preferred Stock is convertible at the option of the holder into 100 shares of our common stock subject to customary adjustments for stock splits, stock dividends, recapitalizations and similar transactions. Each share of Series D Preferred Stock has a liquidation preference of $143.00. If we paid a dividend on our common stock prior to June 1, 2014, we would have been required to pay a dividend on the Series D Preferred Stock equal to 110% and if we pay a dividend on our common stock on or after June 1, 2014, we will be required to pay a dividend on the Series D Preferred Stock equal to 100%, of the cash dividend that would be payable on the shares of common stock into which each share of Series D Preferred Stock is then convertible. The Series D Preferred Stock generally votes together with the common stock, the Series B Preferred Stock and the Series C Preferred Stock on an as-converted basis, on each matter submitted to the vote or approval of the holders of common stock, and votes as a separate class with respect to certain actions that adversely affect the rights of the Series D Preferred Stock and on other matters as required by law.

Remaining Authorized Preferred Stock

The remaining 730,500 undesignated shares of preferred stock authorized under our Articles of Incorporation are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, the Company’s Articles of Incorporation authorize the Company’s board of directors to issue new shares of common stock or preferred stock without further shareholder action. Our Articles of Incorporation give our board of directors the authority at any time to:

●	divide the remaining authorized but unissued shares of preferred stock into series;

●	determine the designations, number of shares, relative rights, preferences and limitations of any series of preferred stock;

●	increase the number of shares of any preferred series; and

●	decrease the number of shares in a preferred series, but not to a number less than the number of shares outstanding.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will not have preemptive rights with respect to any newly issued stock. Our board of directors could adversely affect the voting power of holders of stock in our Company by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of our Company that the board of directors does not believe to be in the best interests of our shareholders, the board of directors could issue additional preferred stock, which could make any such takeover attempt more difficult to complete. The Company’s board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of the Company and our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling shareholder. We will not receive any of the proceeds from such sales. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling shareholders.

PLAN OF DISTRIBUTION

The selling shareholder, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling shares of common or interests in common shares received after the date of this prospectus from the shareholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if any of the selling shareholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholders also may transfer the shares of common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

 In connection with the sale of our common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. The shareholders are not affiliated with a licensed broker-dealer.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement, (2) the date that the common shares are no longer outstanding, or (3) such time that the selling shareholders have sold the common shares without assigning the right to registration.

SELLING SHAREHOLDERS

On January 29, 2016 we issued the (i) common shares and (ii) warrants that may be exercised for common shares covered by this prospectus to the shareholders, who are the initial selling shareholders under this prospectus, in transactions exempt from the registration requirements of the Securities Act. Each shareholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the common stock that it may own.

Securities Covered by this Prospectus Held by Selling Shareholder

The table below sets forth information about the selling shareholders and their ownership of common shares to be offered pursuant to this prospectus and excludes the preferred ownership. All percentages are based on 11,688,334   pro forma shares of our common stock outstanding as of March 10, 2016. The calculated percentages assume the exercise of all previously unexercised warrants issued to selling shareholders as shown by this table.

Common shares outstanding	9,304,703
Common shares issuable upon exercise of warrants	2,383,631
Pro forma common shares outstanding	11,688,334

We do not know when or in what amounts the selling shareholders may offer common stock for sale. It is possible that the selling shareholders will not sell any or all of the common stock offered under this prospectus. Because the selling shareholders may offer all or some of the common stock pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such common stock, we cannot estimate the number of shares of common stock that will be held by the selling shareholders after completion of the offering. For purposes of the table below, we have assumed that the selling shareholders would sell all of the common stock beneficially owned by them and therefore would hold no common stock following the offering, other than shares of common stock that the selling shareholders informed us that is acquired independently of the private placement and are not including for resale in this offering. The selling shareholders have requested that their full allotment of securities be registered for resale in this offering.

The information set forth below is based on information provided by the selling shareholders.

Name of Selling Shareholder	Shares of common stock beneficially owned before offering	Shares of common stock that may be sold in the offering	Shares of common stock beneficially owned after offering	Percentage of common stock beneficially owned after offering
John R. Regazzi (1)	67,000	140,700	207,700	1.8%
Thomas Leonard (2)	-	1,407,000	1,407,000	12.0%
Porter Partners, L.P. (3)	-	595,000	595,000	5.1%
WRG Capital Partners, LLC (4)	-	351,750	351,750	3.0%
Scott McQueen (5)	-	422,100	422,100	3.6%
Daniel C. Gardner (6)	-	182,875	182,875	1.6%
Peter G. Stanley and Susan H. Stanley (7)	-	351,750	351,750	3.0%
Burton Spottiswoode and Cheri Griffiths (8)	-	112,560	112,560	1.0%
David Houghton (9)	-	28,142	28,142	*
Jay D. Seid (10)	-	70,350	70,350	*
McBee Butcher, Jr. (11)	-	56,280	56,280	*
McBee Butcher and Anne C. Butcher (12)	-	35,175	35,175	*
Tom Tourish (13)	-	70,350	70,350	*
Keith Schneck (14)	-	70,350	70,350	*
Christopher W. Geiger (15)	-	70,350	70,350	*
Dolomite L.P. (16)	-	35,175	35,175	*
Jon D. and Linda W. Gruber (17)	-	703,519	703,519	6.0%
Bruce L. Evans and Kathryn M Evans (18)	-	70,350	70,350	*
VFT Special Ventures LTD (19)	-	292,727	292,727	2.5%
EDJ Limited (20)	-	105,000	105,000	*

 *Less than 1%

(1)

Mr. Regazzi has served as the Chief Executive Officer and a Director of the Company since April 2006. Securities to be offered include 80,400 shares of common stock and 60,300 shares of common stock issuable upon exercise of warrants. Address is 4650 Norris Canyon Road, San Ramon, CA 94583.

(2)	Securities to be offered include 804,000 shares of common stock and 603,000 shares of common stock issuable upon exercise of warrants. Address is 401 Wilson Road, West Grove, PA 19390.
(3)

Securities to be offered include 340,000 shares of common stock and 255,000 shares of common stock issuable upon exercise of warrants. Address is 300 Drakes Landing Road, Suite 175, Greenbrae, CA 94904.

(4)	Securities to be offered include 201,000 shares of common stock and 150,750 shares of common stock issuable upon exercise of warrants. Address is 12 Castle Rock Road, Laguna Beach. CA 92651.
(5)	Securities to be offered include 241,200 shares of common stock and 180,900 shares of common stock issuable upon exercise of warrants. Address is 431 E. Coconut Palm Road, Boca Raton, FL 33432.
(6)	Securities to be offered include 104,500 shares of common stock and 78,375 shares of common stock issuable upon exercise of warrants. Address is 903 Hollow Road, Wayne, PA 19087.
(7)	Securities to be offered include 201,000 shares of common stock and 150,750 shares of common stock issuable upon exercise of warrants. Address is 610 W. Gatehouse Lane, Philadelphia, PA 19118.
(8)	Securities to be offered include 64,320 shares of common stock and 48,240 shares of common stock issuable upon exercise of warrants. Address is 705 Twinbridge Drive, Radnor, PA 19087.
(9)	Securities to be offered include 16,081 shares of common stock and 12,061 shares of common stock issuable upon exercise of warrants. Address is 1601 Kent St., Durham, NC 27707.
(10)	Securities to be offered include 40,200 shares of common stock and 30,150 shares of common stock issuable upon exercise of warrants. Address is 708 S. Roberts Road, Bryn Mawr, PA 19010.
(11)	Securities to be offered include 32,160 shares of common stock and 24,120 shares of common stock issuable upon exercise of warrants. Address is 903 Fletcher Road, Wayne, PA 19087.
(12)	Securities to be offered include 20,100 shares of common stock and 15,075 shares of common stock issuable upon exercise of warrants. Address is 1218 Weybridge Lane, Radnor, PA 19087.
(13)	Securities to be offered include 40,200 shares of common stock and 30,150 shares of common stock issuable upon exercise of warrants. Address is 893 Hollow Road, Wayne, PA 19087.
(14)	Securities to be offered include 40,200 shares of common stock and 30,150 shares of common stock issuable upon exercise of warrants. Address is 35 Foxfield Court, Ambler, PA 19002.
(15)	Securities to be offered include 40,200 shares of common stock and 30,150 shares of common stock issuable upon exercise of warrants. Address is 47 Cross Street, Topsfield, MA 01983.
(16)	Securities to be offered include 20,100 shares of common stock and 15,075 shares of common stock issuable upon exercise of warrants. Address is 225 W 520 N Street, Orem, UT 84057.
(17)	Securities to be offered include 402,011 shares of common stock and 301,508 shares of common stock issuable upon exercise of warrants. Address is 300 Tamal Plaza, Suite 280, Corte Madera, CA 94925.
(18)	Securities to be offered include 40,200 shares of common stock and 30,150 shares of common stock issuable upon exercise of warrants. Address is 4351 Gulf Shore Blvd., Naples, FL 34103.
(19)

Securities to be offered include 292,727 shares of common stock issuable upon exercise of warrants. VFT Special Ventures LTD is a wholly owned subsidiary of Emerging Growth Equities, Ltd, a registered broker-dealer. Emerging Growth Equities, Ltd received these warrants as part of its consideration for serving as placement agent in connection with the private placement. Emerging Growth Equities, Ltd did not receive its warrants as compensation for underwriting activities. Address is 1150 First Ave., Suite 450, King of Prussia, PA 19406.

(20)	Securities to be offered include 60,000 shares of common stock and 45,000 shares of common stock issuable upon exercise of warrants. Address is 300 Drakes Landing Road, Suite 175, Greenbrae, CA 94904.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Sheppard Mullin Richter & Hampton LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 28, 2015 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.gigatronics.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our common stock is listed on the Nasdaq Stock Market. You may also inspect reports, proxy statements and other information at the offices of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

●	Annual Report on Form 10-K for the fiscal year ended March 28, 2015;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 28, 2015 from our Definitive Proxy Statement filed on July 15, 2015;

●	Quarterly Reports on Form 10-Q for the quarters ended June 27, 2015, September 26, 2015, and December 26, 2015, filed on August 10, 2015, November 10, 2015, and February 8, 2016, respectively;

●

Current Reports on Form 8-K filed on  September 4, 2015, October 27, 2015, November 10, 2015, December 2, 2015, December 3, 2015, January 6, 2016, January 25, 2016, February 1, 2016, February 5, 2016 and March 10, 2016; and

●	The description of our common stock included in the registration statement on Form 8-A filed on July 31, 1984.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, CA 94583

Attn: Investor Relations

(925) 328-4650

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration	$713.45
Accountant’s fees and expenses	5,000
Legal fees and expenses	35,000
Printing and miscellaneous costs	500
Total	$41,213.45

Item 15. Indemnification of Directors and Officers

The Company’s Articles of Incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Our Articles also provide that we are authorized to provide indemnification of directors and other agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limitations on excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. The Company’s bylaws provide that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that that person is or was an agent of the Company. The Company also maintains officers and director’s liability insurance.

Item 16. Exhibits

The exhibit list required by this item is incorporated by reference to the exhibit index immediately following the signature page of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however  , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

-14

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however  , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 21, 2016.

Giga-tronics Incorporated

By	/s/ John R. Regazzi

John R. Regazzi
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ John R. Regazzi	Chief Executive Officer (Principal Executive Officer) and Director	March 21, 2016
John R. Regazzi

/s/ Steven D. Lance	Vice President of Finance, Chief Financial Officer and Secretary	March 21, 2016
Steven D. Lance	(Principal Financial and Accounting Officer)

/s/ Garrett A. Garrettson	Chairman of the Board of Directors	March 21, 2016
Garrett A. Garrettson

/s/ Gordon L. Almquist	Director	March 21, 2016
Gordon L. Almquist

/s/ James A. Cole	Director	March 21, 2016
James A. Cole

/s/ Kenneth A. Harvey	Director	March 21, 2016
Kenneth A. Harvey

/s/ Lutz P. Henckels	Director	March 21, 2016
Lutz P. Henckels

/s/ William J. Thompson	Director	March 21, 2016
William J. Thompson

EXHIBIT INDEX

3.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 1999.

3.2

Certificate of Determination of Preferences of Preferred Stock Series A of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 1999.

3.3

Certificate of Determination of Series B Convertible Voting Perpetual Preferred Stock of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 14, 2011.

3.4

Certificate of Determination of Series C Convertible Voting Perpetual Preferred Stock of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 25, 2013.

3.5

Certificate of Determination of Series D Convertible Voting Perpetual Preferred Stock of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 3, 2013.

3.6	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2008.

4.1

Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated January 23, 2013, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2013.

4.2

Amendment No. 1 to Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated June 27, 2013, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 3, 2013.

4.3

Amendment No. 2 to Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC dated February 16, 2015, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 20, 2015.

4.4

Investor Rights Agreement between the Company and Alara Capital AVI II, LLC dated February 16, 2015, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 20, 2015.

4.5	Form of Investor Rights Agreement, dated as of January 15, 2016, between the Company and the selling shareholders filed as Exhibit 4.5 to Registration Statement on Form S-3 filed March 14, 2016.

10.1	Form of Securities Purchase Agreement, dated as of January 15, 2016, between the Company and the selling shareholders, filed as Exhibit 10.1 to Registration Statement on Form S-3 filed March 14, 2016.

10.2

Form of Warrant to Purchase Shares of Common Stock of the Company, dated January 29, 2016, between the Company and the selling shareholders, filed as Exhibit 10.2 to Registration Statement on Form S-3 filed March 14, 2016.

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP, filed as Exhibit 5.1 to Registration Statement on Form S-3 filed March 14, 2016.

23.1	Consent of Crowe Horwath LLP, independent registered public accounting firm, filed as Exhibit 23.1 to Registration Statement on Form S-3 filed March 14, 2016.

23.2	Consent of Sheppard Mullin Richter and Hampton LLP (included in Exhibit 5.1).